                        SETTLEMENT AGREEMENT AND RELEASE


         This Settlement Agreement and Release ("Agreement") is made as of the 3rd day of January, 2003, by and between Glenn Dunlap ("Dunlap") and Digital Lightwave, Inc. ("Digital") (collectively, the "Parties").

         1. This Agreement is based on the premises and mutual promises contained herein. This Agreement is the entire Agreement of the parties pertaining to its subject matter and supersedes any prior or contemporaneous negotiations or agreements between the parties, whether written or oral. Each of the Parties acknowledges representation by counsel throughout all negotiations which preceded the execution of this Agreement. Each of the Parties acknowledges that it has not relied on any promise, representation or warranty, expressed or implied, not contained in this Agreement

         2. On or about February 22, 2001, the Parties entered into a written employment agreement. On July 27, 2001, the parties entered into a written addendum to the February 22, 2001 Employment Agreement. On October 2, 2001, the parties entered a second written addendum to the February 22, 2001 Employment Agreement. Collectively, these documents shall be referred to hereinafter as "the Employment Agreement."

         3. On or about January 17, 2003, the Parties mutually agreed to and did terminate the Employment Agreement.

         4. The Parties mutually desire to reach a full and final settlement and resolution of all past, present and future claims, controversies and disputes that Dunlap has or may have against Digital related in any way to his employment with Digital, including but not limited to any claims he may have regarding the Employment Agreement.

         5. This Agreement is entered into in connection with the compromise of all claims between the parties. Neither this Agreement itself nor any acts taken in connection with it will constitute an admission by either party or any liability, nor will it constitute or be construed as an admission of any violation of law or wrongdoing whatsoever.

         6. In consideration of this Agreement, the Parties agree as follows:
Digital agrees to pay Dunlap the sum of $20,000 (Twenty Thousand Dollar and No Cents) (the "Payment") at a rate $3,333.00 (Three Thousand Three Hundred Thirty-Three Dollars and No Cents) per month until paid in full. This payment shall be in lieu of any obligation under the Employment Agreement by Digital for outplacement services.

         7. The Parties agree that all tax obligations, if any, which may arise from the Payment set forth above shall be the sole obligation of Dunlap.

         8. This Agreement shall be enforced and interpreted in accordance with the laws of the State of Florida, without regard to rules for choice of law or conflicts of law.

         9. The Parties agree that neither this Agreement, the fact that the Parties are entering into the settlement reflected herein, nor any of the terms of this Agreement is or shall be construed as an admission that any claim made in the Lawsuit is or is not meritorious or that any party has any liability of any kind to any other party. The Parties agree that they will not directly or indirectly, expressly, or by implication, assert the Agreement, the settlement reflected herein, or any of the terms of the Agreement as an admission of merit, lack of merit, or liability of or by any party.

         10. In consideration for the Agreement and as a full and final mutual settlement, Dunlap releases and discharges Digital, its successors and assigns, its current and former directors, officers, employees, principals, attorneys, and agents, and their successors and assigns, from any and all claims, charges, complaints, causes of action, or liabilities of any kind or nature whatsoever, known or unknown, suspected or unsuspected, as to any events, acts or omissions related in any manner to Dunlap's employment with Digital, as well as any and all claims, charges, complaints, causes of action ,or liabilities of any kind or nature as to any events, acts or omissions known or suspected as of the date Dunlap executes this Agreement.

         11. The Parties understand that the releases contained in this Agreement extend to all claims of every nature and kind whatsoever, known or unknown, suspected or unsuspected related in any manner to the subject matter of Dunlap's employment with Digital. Moreover, each party hereby expressly acknowledges that each party is waiving all rights under Section 1542 of the California Civil Code Section 1542 or any similar law of another state providing in words or substance:

          A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

         12. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         13. This Agreement shall inure to the benefit of and be binding upon the heirs, representatives, marital communities, successors and assigns of each of the Parties to it.

         14. If any provision of this Agreement is held to be invalid, void, or unenforceable, the remaining provisions shall remain in full force and effect.

         15. This document embodies the entire terms and conditions of the Agreement by and among the Parties to this Agreement. This Agreement may not be altered or amended except by a writing executed by all the Parties to this Agreement.

         16. The Parties state that they have carefully read this Agreement, that they know and understand the content of this Agreement, including the full and final release of all claims as stated above, and that they have signed this Agreement of their own free act and after having a full, unrestricted opportunity to consult with their own attorneys. The Parties approve and accept the terms and provisions of this Agreement and agree to be bound thereby.

         WHEREFORE, the Parties make this Agreement as of the date set forth above.



                                             ------------------------------
                                             Glenn Dunlap



                                             -------------------------------
                                             James R. Green
                                             President & CEO,
                                             Digital Lightwave, Inc.




                             DIGITAL LIGHTWAVE, INC.

                         EXECUTIVE CONSULTING AGREEMENT


         This Executive Consulting Agreement (the "Agreement") is entered into by and between Digital Lightwave, Inc. (the "Company") and Glenn Dunlap ("Consultant").

         1. CONSULTING RELATIONSHIP. For the duration of this Agreement, Consultant will provide consulting services (the "Services") to the Company. Consultant shall use Consultant's best efforts to perform the Services in a manner satisfactory to the Company.

         2. FEES; SUPPORT. As consideration for the Services to be provided by Consultant and other obligations, the Company shall pay to Consultant a salary of $31,666.67 per month, paid on a semi-monthly basis.

         3. STOCK OPTIONS. All stock options, warrants, rights and other Company stock-related awards Consultant was previously granted by Company while Consultant was an employee, to the extent vested as of August 17, 2003, shall remain exercisable for the lesser of a (1) one year period or the maximum period permissible under the accounting regulations governing business combinations following August 16, 2003.

         3. EXPENSES. Consultant shall not be authorized to incur on behalf of the Company any expenses.

         4. TERM AND TERMINATION. Consultant shall serve as a consultant to the Company for a period commencing on January 17, 2003, and terminating on August 17, 2003.

         5. INDEPENDENT CONTRACTOR. Consultant's relationship with the Company will be that of an independent contractor and not that of an employee. Consultant will be eligible for life, disability, accident and group medical and dental benefits (substantially similar to those Consultant received as employee prior to this consultancy) paid for by Company through January 16, 2004. From January 16, 2004, through the term of this Agreement, Consultant will not be eligible for any employee benefits. [THE COMPANY WILL NOT MAKE DEDUCTIONS FROM PAYMENTS MADE TO CONSULTANT FOR TAXES, ALL OF WHICH WILL BE CONSULTANT'S RESPONSIBILITY. CONSULTANT AGREES TO INDEMNIFY AND HOLD THE COMPANY HARMLESS FROM ANY LIABILITY FOR, OR ASSESSMENT OF, ANY SUCH TAXES IMPOSED ON THE COMPANY BY RELEVANT TAXING AUTHORITIES.] Consultant will have no authority to enter into contracts that bind the Company or create obligations on the part of the Company without the prior written authorization of the Company.

         6. SUPERVISION OF CONSULTANT'S SERVICES. All services to be performed by Consultant, including but not limited to the Services, will be as agreed between Consultant and the Company's President & CEO. Consultant will be required to report to the President & CEO concerning the Services performed under this Agreement. The nature and frequency of these reports will be left to the discretion of the President & CEO.

         7. CONFIDENTIALITY AGREEMENT. Consultant shall sign, or has signed, a Confidential Information and Invention Assignment Agreement prior to or on the date on which Consultant's consulting relationship with the Company commences.

         8. CONFLICTS WITH THIS AGREEMENT. Consultant represents and warrants that neither Consultant nor any of Consultant's partners, employees or agents is under any pre-existing obligation in conflict or in any way inconsistent with the provisions of this Agreement. Consultant warrants that Consultant has the right to disclose or use all ideas, processes, techniques and other information, if any, which Consultant has gained from third parties, and which Consultant discloses to the Company in the course of performance of this Agreement, without liability to such third parties. Consultant represents and warrants that Consultant has not granted any rights or licenses to any intellectual property or technology that would conflict with Consultant's obligations under this Agreement. Consultant will not knowingly infringe upon any copyright, patent, trade secret or other property right of any former client, employer or third party in the performance of the services required by this Agreement.

         9. MISCELLANEOUS.

               (a) AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended or waived only with the written consent of the parties.

               (b) SOLE AGREEMENT. This Agreement, including the Exhibits hereto, constitutes the sole agreement of the parties and supersedes all oral negotiations and prior writings with respect to the subject matter hereof.

               (c) Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service or confirmed facsimile, 48 hours after being deposited in the regular mail as certified or registered mail (airmail if sent internationally) with postage prepaid, if such notice is addressed to the party to be notified at such party's address or facsimile number as set forth below, or as subsequently modified by written notice.

               (d) CHOICE OF LAW. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Florida, without giving effect to the principles of conflict of laws.

               (e) SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of this Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of this Agreement shall be enforceable in accordance with its terms.

               (f) COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

               (g) ARBITRATION. Any dispute or claim arising out of or in connection with any provision of this Agreement, excluding Section 9 and 10 hereof, will be finally settled by binding arbitration in Tampa, Florida in accordance with the rules of the American Arbitration Association by one arbitrator appointed in accordance with said rules. The arbitrator shall apply Florida law, without reference to rules of conflicts of law or rules of statutory arbitration, to the resolution of any dispute. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Notwithstanding the foregoing, the parties may apply to any court of competent jurisdiction for preliminary or interim equitable relief, or to compel arbitration in accordance with this paragraph, without breach of this arbitration provision. This Section 11(g) shall not apply to the Confidentiality Agreement.

               (h) ADVICE OF COUNSEL. EACH PARTY ACKNOWLEDGES THAT, IN EXECUTING THIS AGREEMENT, SUCH PARTY HAS HAD THE OPPORTUNITY TO SEEK THE ADVICE OF INDEPENDENT LEGAL COUNSEL, AND HAS READ AND UNDERSTOOD ALL OF THE TERMS AND PROVISIONS OF THIS AGREEMENT. THIS AGREEMENT SHALL NOT BE CONSTRUED AGAINST ANY PARTY BY REASON OF THE DRAFTING OR PREPARATION HEREOF.

         The parties have executed this Agreement on the respective dates set forth below.

                                   Digital Lightwave, Inc.

                                   By:
                                      ------------------------------------------
                                                James Green
                                                President & CEO

                                   Address:  15550 Lightwave Drive
                                               Clearwater, FL  33760

                                   Date:
                                        ----------------------------------------


                                   ---------------------------------------------
                                   Glenn Dunlap (Signature)

                                   Address:
                                           -------------------------------------

                                   Date:
                                        ----------------------------------------